        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1997
                                                      REGISTRATION NO. 33-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                               EXXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NEW JERSEY                                                13-5409005
            (STATE OR OTHER JURISDICTION OF                                   (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                                 IDENTIFICATION NO.)

                                  5959 LAS COLINAS BLVD., IRVING, TX 75039-2298
                               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                            ------------------------

                  1993 INCENTIVE PROGRAM OF EXXON CORPORATION
                            (FULL TITLE OF THE PLAN)

                        DONALD D. HUMPHREYS, CONTROLLER
                               EXXON CORPORATION
                5959 LAS COLINAS BLVD., IRVING, TEXAS 75039-2298
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (972) 444-1202

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

[CAPTION]

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED
                                                                           MAXIMUM           PROPOSED
                                                                           OFFERING           MAXIMUM          AMOUNT OF
          TITLE OF SECURITIES                                               PRICE            AGGREGATE        REGISTRATION
            TO BE REGISTERED                AMOUNT TO BE REGISTERED       PER SHARE*      OFFERING PRICE*         FEE*
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..............        40,000,000 shares          $60.8438       $  2,433,750,000      $737,500
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices reported in the consolidated reporting system on October 27, 1997.

There are also registered hereunder such additional indeterminate number of shares of the registrant's Common Stock as may be offered or sold as a result of the anti-dilution provisions of the registrant's 1993 Incentive Program and 1988 Long Term Incentive Plan.

                            ------------------------

Pursuant to Rule 429, the Prospectus relating to this Registration Statement also relates to earlier Registration Statements filed for offerings under the Registrant's 1988 Long Term Incentive Plan and 1993 Incentive Program (Registration Nos. 33-25281 and 33-51107). This Registration Statement is a new registration statement and also constitutes post-effective amendment No. 1 to each such prior Registration Statement. As of September 30, 1997, approximately 55,493,074 shares remain available on a split adjusted basis under such prior Registration Statements, for which shares an aggregate registration fee of approximately $468,029 was paid.

________________________________________________________________________________

                                   STATEMENT

This Registration Statement on Form S-8 relating to the Registrant's 1993 Incentive Program (the 'Program') is being filed to register additional securities of the same class as other securities for which an earlier-filed Registration Statement on Form S-8 relating to the Program is effective. Pursuant to Instruction E of Form S-8, the contents of such earlier Registration Statement (No. 33-51107) are incorporated herein by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Exxon Corporation with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

          (c) the description of common stock of Exxon Corporation contained in its Registration Statement on Form 10 filed on April 9, 1935, as amended by its Current Report on Form 8-K for the month of May, 1970 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1987.

     In addition, all documents filed by Exxon Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 5. EXPERTS AND COUNSEL

     The financial statements incorporated herein by reference to the Exxon Corporation Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements similarly incorporated herein by reference to all documents subsequently filed by Exxon Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of Price Waterhouse LLP, and any other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has examined such financial statements and consented to the use of their reports thereon.

ITEM 8. EXHIBITS

     (a) See Index to Exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 28th day of October, 1997.

                                          EXXON CORPORATION

                                          By:         /S/ LEE R. RAYMOND
                                             ...................................
                                                        L.R. RAYMOND
                                                   CHAIRMAN OF THE BOARD
                                                AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

            /S/ LEE R. RAYMOND              Chairman of the Board and                       October 28, 1997
 .........................................    Chief Executive Officer
              L. R. RAYMOND                   (Principal Executive Officer)

                    *                       Director                                        October 28, 1997
 .........................................
            MICHAEL J. BOSKIN

                    *                       Director                                        October 28, 1997
 .........................................
            D. WAYNE CALLOWAY

                    *                       Director                                        October 28, 1997
 .........................................
                 JESS HAY

                    *                       Director                                        October 28, 1997
 .........................................
            JAMES R. HOUGHTON

                    *                       Director                                        October 28, 1997
 .........................................
            WILLIAM R. HOWELL

                                            Director
 .........................................
            REATHA CLARK KING

                    *                       Director                                        October 28, 1997
 .........................................
          PHILLIP E. LIPPINCOTT

                    *                       Director                                        October 28, 1997
 .........................................
            HARRY J. LONGWELL

                    *                       Director                                        October 28, 1997
 .........................................
          MARILYN CARLSON NELSON

                    *                       Director                                        October 28, 1997
 .........................................
            ROBERT E. WILHELM

                    *                       Treasurer                                       October 28, 1997
 .........................................    (Principal Financial Officer)
            EDGAR A. ROBINSON

         /s/ DONALD D. HUMPHREYS            Controller                                      October 28, 1997
 .........................................    (Principal Accounting Officer)
           DONALD D. HUMPHREYS

      *By         /s/ T. P. TOWNSEND
 .........................................
              T. P. TOWNSEND
             ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                                                          SEQUENTIAL
EXHIBIT NO.                                                                                                PAGE NO.
-----------                                                                                               ----------

   23(a)      Consent of Independent Accountants.                                                              7
   24         Power of attorney authorizing representatives to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement
                on behalf of Exxon Corporation and certain directors and officers thereof.                     8